Exhibit 99.1

Investor Relations Contact: 415.972.7080 | Media Inquiries Contact: 415.973.5930 | www.pgecorp.com

April 22, 2019

PG&E Announces New Board Member and Appointment of Special Independent Safety Advisor

Enters Agreement with BlueMountain; Intends to Expand Board at 2019 Annual Meeting and Commence Search for an Additional Independent Director with Clean Energy Expertise/Experience

San Francisco, Calif. — PG&E Corporation (NYSE: PCG) today announced additional changes to the Boards of Directors (the “PG&E Boards” or the “Boards”) of the Corporation and Pacific Gas and Electric Company (together, the “company”) as well as actions aimed at strengthening the company’s safety culture.

Fred Buckman, former CEO of Consumers Energy and PacifiCorp, has been appointed to the Boards as a new independent director, effective immediately. Mr. Buckman will replace Richard Kelly, who has resigned as a director of each of the Boards. PG&E also will be hiring Christopher Hart, former chairman of the National Transportation Safety Board, to serve as a special independent safety advisor. Mr. Hart will report directly to PG&E Corporation CEO and President, Bill Johnson. These announcements follow constructive engagement between PG&E and BlueMountain Capital Management, LLC (together with its affiliates, “BlueMountain”).

“On behalf of the Boards of Directors, I want to thank Dick Kelly for his service and the significant contributions he made to the PG&E Boards over the past six years,” said Nora Mead Brownell, Chair of the Board of PG&E Corporation.

Ms. Brownell continued, “We welcome Fred Buckman to the PG&E Boards. Dr. Buckman brings years of utility operations experience over a multi-state service region, including California, and we are confident his industry background will complement the strengths and expertise of PG&E’s substantially refreshed Boards. Dr. Buckman shares our core belief that safety and operational excellence are critical to the success of PG&E, and is committed to ensuring that these remain the Boards’ highest priorities.”

“We are also pleased to welcome Christopher Hart as an independent safety advisor,” said John Simon, Interim Chief Executive Officer of PG&E Corporation. “As we enter another fire season, we can’t overemphasize the importance of safety. Retaining a former industry regulator with Mr. Hart’s expertise reflects that commitment to strengthening our safety culture. He brings years of administrative experience overseeing complex, hazardous industries to ensure they operate safely. We welcome his insights as we confront the growing wildfire threat and commit to advancing the highest standards of transparency and safety.”

In connection with the changes announced today, the company will propose to increase the maximum size of the PG&E Corporation Board to 15 directors, to be voted on at the Annual Meeting. In filling the fifteenth director position, the PG&E Boards will be focused on identifying candidates with strong clean energy/clean technology experience, a background in network and customer technology, strong ties to California, and expertise in California’s clean energy goals. This agreement further exemplifies PG&E’s commitment to engaging and working with its shareholders and stakeholders to address the state’s evolving energy challenges.

“We appreciate the PG&E Boards’ efforts to engage constructively with shareholders,” commented Andrew Feldstein, BlueMountain’s Co-Founder and Chief Investment Officer. “We believe the changes and other undertakings announced today reflect the Boards’ commitment to improving their governance and oversight. We would also like to acknowledge our independent nominees, whom we have come to know through this process. We thank them for their participation as they return to their individual endeavors now that our nominee slate has been withdrawn.”

PG&E and BlueMountain have entered into an agreement under which BlueMountain will vote all of its shares in favor of each of the company’s Board nominees at the joint 2019 Annual Meeting of Shareholders of PG&E Corporation and Pacific Gas and Electric Company. In addition to withdrawing its slate of directors for election at PG&E’s Annual Meeting, BlueMountain will also abide by customary standstill provisions and voting commitments. Additional information about today’s announcement will be included in a Form 8-K Report that will be filed with the U.S. Securities and Exchange Commission (the “SEC”).

About Fred Buckman

Dr. Frederick W. Buckman formerly served as the CEO of electric and gas utilities PacifiCorp, Consumers Energy (f/k/a Power Company), and Trans-Elect. Dr. Buckman also served as CEO of the Shaw Power Group and a Managing Partner (Utilities) of Brookfield Asset Management. He has served on the boards of companies focusing on renewable energy and transmission reliability, including SPG Solar, Gradient Resources and Smart Wires. Dr. Buckman brings more than 35 years of experience in operations and management of companies recognized for safe, reliable and economic utility operations.

About Christopher Hart

Mr. Christopher A. Hart is the immediate past Chairman of the National Transportation Safety Board, the federal agency that investigates accidents in all modes of transportation (including the gas pipeline explosion in San Bruno in 2010), determines what caused them, and makes recommendations to prevent recurrences. Following the natural gas distribution line explosions in Boston in 2018, he was engaged to advise on a statewide assessment of the physical integrity of the gas distribution system, as well as the operational management policies and practices of the distribution companies. Mr. Hart is a well-known expert on improving safety in complex and potentially hazardous industries, and he is the founder of Hart Solutions LLC, a consulting firm that helps clients develop collaborative safety and reliability improvements across a range of complex industries.

About PG&E Corporation

PG&E Corporation (NYSE: PCG) is a holding company headquartered in San Francisco. It is the parent company of Pacific Gas and Electric Company (the “Utility”), an energy company that serves 16 million Californians across a 70,000-square-mile service area in Northern and Central California. Each of PG&E Corporation and the Utility is a separate entity, with distinct creditors and claimants, and is subject to separate laws, rules and regulations. For more information, visit http://www.pgecorp.com. In this news release, they are together referred to as “PG&E.”

About BlueMountain Capital Management, LLC

BlueMountain Capital Management, LLC (“BlueMountain”) is a diversified alternative asset management firm managing approximately $19 billion of assets. BlueMountain’s diverse team of professionals in New York and London is supported by the firm’s institutionalized and proprietary infrastructure, including specialized operations and risk management technology. For more information about BlueMountain, please visit: www.bluemountaincapital.com.

Cautionary Statement Concerning Forward-Looking Statements

This news release includes forward-looking statements that are not historical facts, including statements about the beliefs, expectations, estimates, future plans and strategies of PG&E Corporation and the Utility. These statements are based on current expectations and assumptions, which management believes are reasonable, and on information currently available to management, but are necessarily subject to various risks and uncertainties. In addition to the risk that these assumptions prove to be inaccurate, factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include factors disclosed in PG&E Corporation’s and the Utility’s annual report on Form 10-K for the year ended December 31, 2018, and their subsequent reports filed with the Securities and Exchange Commission (the “SEC”). Additional factors include, but are not limited to, those associated with the Chapter 11 cases of PG&E Corporation and the Utility that commenced on January 29, 2019. PG&E Corporation and the Utility undertake no obligation to publicly update or revise any forward-looking statements, whether due to new information, future events or otherwise, except to the extent required by law.

Additional Information

PG&E Corporation and the Utility intend to file a joint proxy statement and other documents with the SEC in connection with their solicitation of proxies for their 2019 Annual Meetings. Investors and security holders are urged to read any such joint proxy statement (and any amendments and supplements thereto), the accompanying proxy card and other documents that have been or may be filed with the SEC carefully and in their entirety as they contain or will contain important information about the 2019 Annual Meetings. Investors and security holders should read the joint proxy statement carefully before making any voting or investment decisions. Investors and security holders may obtain free copies of these and other documents filed with the SEC by PG&E Corporation and the Utility through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed by PG&E Corporation and the Utility with the SEC will be available on their website at http://investor.pgecorp.com.

PG&E Corporation

Media Relations, 415-973-5930

BlueMountain Media Contact

Finsbury

Sara Evans / Andrew Johnson

sara.evans@finsbury.com / andrew.johnson@finsbury.com

+1.646.805.2066 / +1.646.805.2044